                                                                      EXHIBIT 5


                              KENNEDY, BARIS & LUNDY, L.L.P.
                                     ATTORNEYS AT LAW
                                       SEVENTH FLOOR
                                1225 NINETEENTH STREET, NW
        TEXAS OFFICE:              WASHINGTON, DC  20036           MARYLAND OFFICE:
         SUITE 1775                   (202) 835-0313                   SUITE 300
112 EAST PECAN STREET          FAX:  (202) 835-0319            4719 HAMPDEN LANE
   SAN ANTONIO, TX  78205                                         BETHESDA, MD  20814
       (210) 228-9500                                               (301) 654-6040
     FAX: (210) 228-0781                                         FAX:  (301) 654-1733








                                                    April 2, 1998

Board of Directors
FCNB Corp
7200 FCNB Court
Frederick, Maryland  21703

Gentlemen:

     As special legal counsel to FCNB Corp (the "Company"), we have participated in the preparation of the combined Registration Statement on Form S-3 and Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of the Company's Common Stock pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-3 filed by the Company and to the reference to our firm contained.

                                            Sincerely,

                                            /s/ Kennedy, Baris & Lundy, L.L.P.
                                            ----------------------------------